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Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 333-99475), as amended, pertaining to the Providian Financial Corporation Dividend Reinvestment and Direct Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-28767), as amended, pertaining to the Providian Financial Corporation 1997 Stock Option Plan and the Providian Financial Corporation Stock Ownership Plan; the Registration Statement (Form S-8 No. 333-57409) pertaining to the Providian Financial Corporation 1997 Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-81893), as amended, pertaining to the Providian Financial Corporation 1999 Non-Officer Equity Incentive Plan; the Registration Statement (Form S-8 No. 333-33806) pertaining to the Providian Financial Corporation 401(k) Plan; and the Registration Statement (Form S-3 No. 333-55937), of our report dated January 30, 2003, with respect to the consolidated financial statements of Providian Financial Corporation incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2002.

                      /s/ Ernst & Young LLP

San Francisco, California
March 28, 2003

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  Exhibit 23
Consent of Independent Auditors